Exhibit 99.2

John Deere Owner Trust 2004

Statement to Noteholders

$205,000,000	Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000	Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000	Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000	Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000	Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476	Asset Backed Certificates

Payment Date:	15-Oct-04

(1) Amount of principal being paid on the Notes:

(a) A-1 Notes:	$15,695,545.51
per $1,000 original principal amount:	$76.56

(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total	$15,695,545.51

(2) Interest on the Notes

(a) A-1 Notes:	$104,312.52
per $1,000 original principal amount:	$0.51

(b) A-2 Notes:	$260,400.00
per $1,000 original principal amount:	$1.40

(c) A-3 Notes:	$357,666.67
per $1,000 original principal amount:	$1.93

(d) A-4 Notes:	$398,338.00
per $1,000 original principal amount:	$2.52

(e) B Notes:	$45,747.50
per $1,000 original principal amount:	$2.42

(f) Total	$1,166,464.69

(3) After giving effect to distributions on current Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$94,107,106.10
(ii) A-1 Note Pool Factor:	0.4590591

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(b) (i) outstanding principal amount of A-2 Notes:	$186,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000

(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) outstanding principal amount of B Notes:	$18,930,000.00
(ii) B Note Pool Factor:	1.0000000

(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$646,095,582.11

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$637,160,672.57

(6) Pool Face Amount at the end of the related Collection Period:	$704,054,932.74

(7) Amount of Servicing Fee earned:	$544,385.38
per $1,000 original principal amount:	$0.72
Amount of Servicing Fee earned:	$544,385.38
Amount of Servicing Fee paid:	$544,385.38
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$650,184.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.10%

(13) Face Amount of Receivables 60 days or more past due:	$6,898,608.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.98%

(15) Aggregate amount of realized losses for the collection period	$12,834.31

(16) Aggregate amount of realized losses since 21-Apr-04	$25,043.71

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